Sustainable Chemistry Collaborative Partnerships Accelerating Green Chemistry, Powering Progress ProFrac Partnership and Supply Agreement NYSE: FTK Exhibit 99.1

2FLOTEK 2022 Forward-Looking Statements Certain statements set forth in this presentation constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward- looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this presentation reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to revise or update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of this presentation.

3FLOTEK 2022 AGENDA Company Overview 3 Business Philosophy 4 Strategic Rationale 5 Flotek Supply Agreement 6 • Current supply agreement • Proposed supply agreement amendment • Revenue impact • Operational alignment and risk management Investment Highlights 11

4FLOTEK 2022 Flotek Industries, Inc. is a technology-driven chemistry and data analytics company The Company operates through two divisions: - Chemistry Technologies segment provides sustainable, optimized chemistry solutions that maximize our customers’ value by elevating their ESG performance, lowering operational costs, and delivering improved return on invested capital - Data Analytics segment is a technology platform enabling real-time access to end users to prevent waste and allow users to pursue automation of their hydrocarbon streams NYSE: FTK Founded 1985 Employees ~140 Countries with Clients 15+ Research Centers 2 Corporate Headquarters Houston COMPANY OVERVIEW

5FLOTEK 2022 BUSINESS PHILOSOPHY Low Leverage - Use of equity instead of debt to position company for full cycle Sustainable Revenue - Multi-year contracted revenue Capital Discipline - Current infrastructure supports new contracts & organic business Focus on Profitability - G&A < 10% of revenue and industry leading margins Flawless Execution - Exemplary safety and service delivery Environmental Leadership - Focused on protecting people, land, air, and water Our Vision Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people.

# COLLABORATIVE PARTNERSHIP

NYSE: FTK

Differentiated chemistry
**Bio-based, high performance, non-toxic**

Validated applications
**11,000+ wells**

Quality assurance
**ISO, EPA, FDA certified**

Sustainability leadership
**Evaluate, track, report**

- Integration of the largest private North American provider of hydraulic fracturing services by horsepower with industry leading sustainable chemistry provider
- Emissions friendly conventional fleets equipped with new technologies reduce the environmental impact of operations and increase efficiency
- Vertically integrated business model and supply chain management creates economies of scale and scope

NASDAQ: $PFHC_{(pending)}$

Combined frac fleet total
**45**

Combined HHP
**~ 2.3MM**

U.S. oil and gas regions
**6**

FTSI acquisition closing date
**March 4, 2022**

FLOTEK

FLOTEK 2022 | 6

7FLOTEK 2022 • Flotek will provide effectively all downhole chemicals needed for ProFrac’s hydraulic fracturing operations for a specified number of fleets • The baseline level of chemicals supplied to ProFrac per fleet is defined in the Current Supply Agreement and Proposed Amendment • In exchange for the commitment in the Supply Agreement, Flotek issued Convertible PIK Notes to ProFrac • ProFrac has guaranteed minimum purchase volumes and/or contract protection values to underpin issuance of equity STRATEGIC FRAMEWORK “Current Supply Agreement” 8-K released February 4, 2022: https://www.sec.gov/Archives/edgar/data/0000928054/000092805422000010/usgaap-20220202.htm “Proposed Supply Agreement Amendment” 8-K released February 22, 2022: https://www.sec.gov/Archives/edgar/data/0000928054/000092805422000022/usgaap-20220216.htm

# CURRENT SUPPLY AGREEMENT

- Current supply agreement closed on February 2, 2022
- Contract begins on April 1, 2022
- ProFrac received $10 million in Convertible PIK Notes as consideration for a 3-year committed volume contract
- ProFrac has the right to nominate 2 directors
- ProFrac owns greater than 16%[1]

[1] Calculation based on shares outstanding

Term
**3 years**

Minimum fleet number
**10 or 33% of fleet**

Projected annual revenue
**$75+MM**

Required incremental SG&A
**Minimal**

Contract protection value
**$49.6MM**

Contract exclusivity
**None**

Gross revenue assuming full ramp of scope

FLOTEK

FLOTEK 2022 | 8

# PROPOSED SUPPLY AGREEMENT AMENDMENT

- Amendment negotiated on February 17, 2022
- Anticipated to close in Q2 2022 subject to shareholder vote
- ProFrac receives an incremental $50 million in Convertible PIK Notes as consideration for the amendment extension
- ProFrac has the right to nominate 2 additional directors
- ProFrac owns greater than 40%[1]

[1] Calculated based on shares outstanding

Term
**10 years**

Minimum fleet number
**30**

Projected annual revenue
**$217+MM**

Required incremental SG&A
**Minimal**

Contract protection value
**~ $358M**

Contract exclusivity
**None**

Gross revenue assuming full ramp of scope

FLOTEK

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10FLOTEK 2022 REVENUE IMPACT COMPARISON Current agreement value $225+MM Proposed amendment incremental value $1.8+BB Capex Minimal (maintenance) Required incremental SG&A Minimal $- $50,000 $100,000 $150,000 $200,000 $250,000 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 Current Supply Agreement Proposed Supply Agreement Amendment Gross revenue assuming full ramp of scope Rev in $MM

# OPERATIONAL ALIGNMENT AND MANAGING RISK



SMITHFIED, PA
YUKON, OK
CISCO, TX
MARSHALL, TX
ODESSA, TX
HEADQUARTERS
WILLOW PARK, TX
Flotek Operations
Flotek Research
PROFRAC

- Collaborative supply chain partnerships
- Flotek specialty chemical blending facilities
- Flotek laboratory capabilities
- Flotek prescriptive chemistry management







Safety
**0.00 TRIR in 2022**

Service quality
**0.00 hrs of NPT in 2022**

Annual liquid blend capacity
**~ 60+MM gallons**

Plant asset utilization
**~ 52.3%**

Collaborative supply chain partnerships
**7**

U.S. oil and gas regions
**6**

FLOTEK 2022 | 11

# PROPOSED AMENDMENT INVESTMENT HIGHLIGHTS

- Green products and solutions reduce the environmental impact of energy
- Improved financial performance from increased market share gains
- Key strategic partnership with leading OFS company providing EBITDA visibility for multiple years via committed volume contract
- Strong management team with extensive industry experience
- Robust intellectual property portfolio is patent protected
- State of the art laboratory provides significant competitive advantage

2022P Revenue
**~ 4X growth YoY**

Contracted backlog revenue
**~ $2.0+BB**

Total issued patents
**125+**

Management experience
**150+ years**

Estimated positive EBITDA
**Q4 22**

Gross revenue assuming full ramp of scope

FLOTEK

FLOTEK 2022 | 12

13FLOTEK 2022 REQUEST FOR APPROVAL Current agreement value $225+MM Proposed amendment incremental value $1.8+BB Capex Minimal (maintenance) Required incremental SG&A Minimal $- $50,000 $100,000 $150,000 $200,000 $250,000 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 Current Supply Agreement Proposed Supply Agreement Amendment Gross revenue assuming full ramp of scope Rev in $MM Board and management recommend approval of the amendment

14FLOTEK 2022 Additional Information And Where to Find It The Company intends to file a preliminary proxy statement with the SEC in connection with the transaction discussed in this presentation, and will mail a definitive proxy statement and other relevant documents to its stockholders. This presentation does not contain all the information that should be considered concerning the transaction, and it is not intended to provide the basis for any investment decision or any other decision in respect to the transaction. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the proposed transaction, as these materials will contain important information about the Company and the transaction. The definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the transaction. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Flotek Industries, Inc., 8846 N. Sam Houston Parkway W., Houston, TX 77064. Attention: Investor Relations, (ir@flotekind.com). The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s most recent Annual Report on Form 10-K filed with the SEC and in the Company’s other SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company intends to file with the SEC.